As filed with the Securities and Exchange Commission on July 16, 2024
Registration No. 333-277126

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

UNITED STATES CELLULAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	62-1147325 (IRS Employer Identification Number)
8410 West Bryn Mawr Chicago, Illinois 60631 (773) 399-8900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

LeRoy T. Carlson, Jr., Chairman United States Cellular Corporation c/o Telephone and Data Systems, Inc. 30 North LaSalle Street, Suite 4000 Chicago, Illinois 60602 (312) 630-1900	with a copy to: Adriana Welton, Esq. United States Cellular Corporation 8410 W. Bryn Mawr Ave. Chicago, Illinois 60602 (773) 399-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The registrant is filing this Amendment No. 1 to Form S-3 to update the incorporation by reference section of the base prospectus to include documents filed with the SEC since the initial Form S-3 filing on February 16, 2024.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Preliminary, Subject to Completion, Dated July 16, 2024

UNITED STATES CELLULAR CORPORATION
$1,000,000,000
Senior Debt Securities
Subordinated Debt Securities
Preferred Stock
Depositary Shares

We may use this Prospectus from time to time to offer, on a continuous, delayed or periodic basis, senior and subordinated debt securities consisting of debentures, notes, bonds and/or other evidences of indebtedness, preferred stock or depositary shares, which we refer to collectively as “securities.” We may offer such securities in one or more series in amounts, at prices and on terms to be determined at the time of sale. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this Prospectus. You should read this Prospectus and each applicable Prospectus Supplement carefully before you invest. This Prospectus may not be used to sell securities unless accompanied by a Prospectus Supplement.
We may sell securities to or through underwriters or dealers, and also may sell securities to other purchasers directly or through agents. An accompanying Prospectus Supplement will set forth the names of any underwriters, dealers or agents involved in the sale of the securities offered hereby, the principal amounts, if any, to be purchased by underwriters and the compensation of such underwriters, dealers or agents.
Our Common Shares are listed for trading on the New York Stock Exchange under the symbol “USM.” In addition, certain of our debt is listed for trading on the New York Stock Exchange. The relevant Prospectus Supplement will contain information, if applicable, as to whether the securities offered will be listed for trading on any securities exchange or other market.
Investing in our securities involves risk. See “Risk Factors” on page 3 of this Prospectus, in any applicable Prospectus Supplement and in the documents that are incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______, 2024

RISK FACTORS
Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Where You Can Find More Information” below. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of such risks. The Prospectus Supplement related to an offering may also include certain risks relating to that offering.

FORWARD LOOKING STATEMENTS

This Prospectus and the documents incorporated by reference herein contain statements that are not based on historical facts and represent “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of the Securities and Exchange Commission (“SEC”). All statements, other than statements of historical facts, are forward-looking statements.  The words “believes,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “projects” and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, events or developments to be significantly different from any future results, events or developments expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors include those set forth below and the risks included or incorporated by reference under “Risk Factors.” However, such factors are not necessarily all of the important factors that could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements contained in this Prospectus and the documents incorporated by reference herein. Other unknown or unpredictable factors also could have material adverse effects on future results, performance or achievements. UScellular undertakes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. You should carefully consider the Risk Factors included or incorporated by reference herein, the following factors and other information contained in, or incorporated by reference into, this Prospectus, as well as any risk factors included in any Prospectus Supplement, to understand the material risks relating to UScellular’s business and any particular offering hereunder.
Operational Risk Factors
•Intense competition involving products, services, pricing, promotions and network speed and technologies could adversely affect UScellular’s revenues or increase its costs to compete.
•Changes in roaming practices or other factors could cause UScellular's roaming revenues to decline from current levels, roaming expenses to increase from current levels and/or impact UScellular's ability to service its customers in geographic areas where UScellular does not have its own network, which could have an adverse effect on UScellular's business, financial condition or results of operations.
•An inability to attract diverse people of outstanding talent throughout all levels of the organization, to develop their potential through education and assignments, and to retain them by keeping them engaged, challenged and properly rewarded could have an adverse effect on UScellular's business, financial condition or results of operations.
•UScellular’s smaller scale relative to larger competitors that may have greater financial and other resources than UScellular could cause UScellular to be unable to compete successfully, which could adversely affect its business, financial condition or results of operations.

•Changes in various business factors, including changes in demand, consumer preferences and perceptions, price competition, churn from customer switching activity and other factors, could have an adverse effect on UScellular’s business, financial condition or results of operations.

•A failure by UScellular to obtain access to adequate radio spectrum to meet current or anticipated future needs and/or to accurately predict future needs for radio spectrum could have an adverse effect on UScellular’s business, financial condition or results of operations.

•Advances or changes in technology could render certain technologies used by UScellular obsolete, could put UScellular at a competitive disadvantage, could reduce UScellular’s revenues or could increase its costs of doing business.

•Complexities associated with deploying new technologies present substantial risk and UScellular investments in unproven technologies may not produce the benefits that UScellular expects.

•Costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular’s business could have an adverse effect on UScellular’s business, financial condition or results of operations.

•A failure by UScellular to complete significant network construction and systems implementation activities as part of its plans to improve the quality, coverage, capabilities and capacity of its network, support and other systems and infrastructure could have an adverse effect on its operations.

•Difficulties involving third parties with which UScellular does business, including changes in UScellular's relationships with or financial or operational difficulties, including supply chain disruptions, of key suppliers or independent agents and third-party national retailers who market UScellular’s services, could adversely affect UScellular's business, financial condition or results of operations.

•A failure by UScellular to maintain flexible and capable telecommunication networks or information technologies, or a material disruption thereof, could have an adverse effect on UScellular’s business, financial condition or results of operations.

Financial Risk Factors

•Uncertainty in UScellular’s or TDS' future cash flow and liquidity or the inability to access capital, deterioration in the capital markets, changes in interest rates, other changes in UScellular’s or TDS' performance or market conditions, changes in UScellular’s or TDS' credit ratings or other factors could limit or restrict the availability of financing on terms and prices acceptable to UScellular, which has required and could in the future require UScellular to reduce or delay its construction, development or acquisition programs, reduce the amount of wireless spectrum licenses acquired, divest assets or businesses, and/or reduce or cease share repurchases.

•UScellular has a significant amount of indebtedness which could adversely affect its financial performance and in turn adversely affect its ability to make payments on its indebtedness, comply with terms of debt covenants and incur additional debt.

•UScellular’s assets and revenue are concentrated in the U.S. wireless telecommunications industry. Consequently, its operating results may fluctuate based on factors related primarily to conditions in this industry.

•UScellular has significant investments in entities that it does not control. Losses in the value of such investments could have an adverse effect on UScellular’s financial condition or results of operations.

Regulatory, Legal and Governance Risk Factors

•TDS and UScellular have initiated a process to explore a range of strategic alternatives for UScellular and there can be no assurance that any strategic alternative will be successfully identified or completed, that any such strategic alternative will result in additional value for UScellular and its shareholders, or that the process will not have an adverse impact on UScellular's business or financial statements.

•Failure by UScellular to timely or fully comply with any existing applicable legislative and/or regulatory requirements or changes thereto could adversely affect UScellular’s business, financial condition or results of operations.

•UScellular receives significant regulatory support, and is also subject to numerous surcharges and fees from federal, state and local governments – the applicability and the amount of the support and fees are subject to great uncertainty, including the ability to pass through certain fees to customers, and this uncertainty could have an adverse effect on UScellular’s business, financial condition or results of operations.

•Settlements, judgments, restraints on its current or future manner of doing business and/or legal costs resulting from pending and future litigation could have an adverse effect on UScellular’s business, financial condition or results of operations.

•The possible development of adverse precedent in litigation or conclusions in professional or environmental studies to the effect that potentially harmful emissions from devices or network equipment, including but not limited to radio frequencies emitted by wireless signals, may cause harmful health or environmental consequences, including cancer, tumors or otherwise harmful impacts, or may interfere with various electronic medical devices or frequencies used by other industries, could have an adverse effect on UScellular's business, financial condition or results of operations.

•Claims of infringement of intellectual property and proprietary rights of others, primarily involving patent infringement claims, could prevent UScellular from using necessary technology to provide products or services or subject UScellular to expensive intellectual property litigation or monetary penalties, which could have an adverse effect on UScellular’s business, financial condition or results of operations.

•There are potential conflicts of interests between TDS and UScellular.

•Certain matters, such as control by TDS and provisions in the UScellular Restated Certificate of Incorporation, may serve to discourage or make more difficult a change in control of UScellular or have other consequences.

General Risk Factors

•UScellular has experienced, and in the future expects to experience, cyber-attacks or other breaches of network or information technology security of varying degrees on a regular basis, which could have an adverse effect on UScellular's business, financial condition or results of operations.

•Disruption in credit or other financial markets, a deterioration of U.S. or global economic conditions or other events could, among other things, impede UScellular’s access to or increase the cost of financing its operating and investment activities and/or result in reduced revenues and lower operating income and cash flows, which would have an adverse effect on UScellular’s business, financial condition or results of operations.

•The impact of public health emergencies on UScellular's business is uncertain, but depending on duration and severity could have a material adverse effect on UScellular's business, financial condition or results of operations.

ABOUT THIS PROSPECTUS

We filed this Registration Statement on Form S-3 in order to register the offering and sale of $1 billion of senior debt securities, subordinated debt securities, preferred stock or depositary shares that may be issued pursuant to this Prospectus. This Prospectus provides you with a general description of such securities. Additional information about offered securities will be included in a Prospectus Supplement that will accompany this Prospectus.
As allowed by SEC rules, this Prospectus does not contain all of the information which you can find in the Registration Statement. You are referred to the Registration Statement and the exhibits thereto for further information. This document is qualified in its entirety by such other information. The Registration Statement can be read at the SEC web site specified under the heading “Where You Can Find More Information” below.
As used in this Prospectus, “UScellular,” the “Company,” “we,” “us” and/or “our” refers to United States Cellular Corporation, unless the context requires otherwise. References to “TDS” mean Telephone and Data Systems, Inc., UScellular’s parent company.
You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this Prospectus. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of such Prospectus, and neither the mailing of this Prospectus to shareholders nor the issuance of any securities hereunder shall create any implication to the contrary. This Prospectus does not offer to buy or sell securities in any jurisdiction where it is unlawful to do so.

UScellular
UScellular provides wireless telecommunications services to customers with 4.6 million retail connections in portions of 21 states collectively representing a total population of 32 million as of December 31, 2023. UScellular’s mission is to connect its customers to what matters most to them. This includes providing exceptional wireless communication services which enhance consumers’ lives, increase the competitiveness of local businesses, and improve the efficiency of government operations in the markets UScellular serves. UScellular’s strategy is to attract and retain customers by providing a high-quality network, outstanding customer service, and competitive devices, plans, and pricing - all provided with a local community focus. UScellular is a subsidiary of and is controlled by Telephone and Data Systems, Inc. (“TDS”). As of December 31, 2023, TDS owned approximately 83% of UScellular’s common stock. UScellular was incorporated in Delaware in 1983. UScellular has its principal executive offices at 8410 West Bryn Mawr, Chicago, Illinois 60631, and its telephone number is (773) 399-8900.

For current selected financial information and other information about UScellular, see UScellular’s Annual Report on Form 10-K for the most recent fiscal year, which includes certain portions of UScellular’s Annual Report to Shareholders, as incorporated by reference herein. See also our Quarterly Reports on Form 10-Q and other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Where You Can Find More Information” below.

USE OF PROCEEDS
Unless otherwise indicated in an accompanying Prospectus Supplement, the net proceeds to be received by UScellular from the sale of securities offered by this Prospectus will be used principally for general corporate purposes, including: in connection with our acquisition, construction and development programs, which may include acquisition of additional spectrum; for the reduction of short-term debt; for working capital; the possible reduction of other long-term debt; the repurchase of shares; or to provide additional investments in our subsidiaries. Until the proceeds are used for these purposes, we may deposit them in interest-bearing accounts or invest them in short-term investment securities.

DESCRIPTION OF DEBT SECURITIES
We expect to issue the senior debt securities under the Indenture dated as of June 1, 2002 (the “Senior Indenture”) between UScellular and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), as Trustee, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. We expect to issue the subordinated debt securities under the Indenture, dated as of September 16, 2013 (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between UScellular and The Bank of New York Mellon Trust Company, N.A., as Trustee, which has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. The following is a summary of the material terms of the Senior Indenture and the Subordinated Indenture.
The statements contained in this Prospectus relating to the Indentures and the debt securities we may issue are summaries and are subject to, and are qualified in their entirety by reference to, all provisions of the Indentures (including those terms made a part of the Indentures by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)) and the other instruments defining the rights of holders of specific debt securities to be filed with the SEC at the time that such debt securities are issued. You should read the Indentures and such other documents for information that may be important to you before you buy any debt securities.

General Terms of the Indentures

The debt securities that we may issue under the Indentures will be our direct obligations and may include debentures, notes, bonds and other evidences of indebtedness.
The Indentures do not limit the aggregate principal amount of debt securities, secured or unsecured, which we may issue under the Indentures or otherwise.
We may issue debt securities under the Indentures from time to time in one or more series or tranches thereof, as authorized by a resolution of our board of directors and as set forth in a company order or one or more supplemental indentures creating such series.
Unless otherwise indicated in the applicable Prospectus Supplement, the Indentures also permit us to increase the principal amount of any series of debt securities previously issued and to issue such increased principal amount.
The debt securities may be denominated and payable in foreign currencies or units based on or relating to foreign currencies.
We will describe any special United States federal income tax considerations applicable to the debt securities in the Prospectus Supplement relating to those debt securities.
Senior debt securities issued under the Senior Indenture are expected to be unsecured obligations of UScellular and to rank pari passu with all other unsecured debt of UScellular. However, because UScellular is a holding company, the right of UScellular, and hence the right of the creditors of UScellular (including the holders of senior debt securities), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiary, except to the extent that claims of UScellular as a creditor of such subsidiary may be recognized.
Subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of the senior debt of UScellular, including the senior debt securities. We will state in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of the securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities.
In addition, the ability of UScellular to make payments of principal and interest on the debt securities will be dependent upon the payment to it by its subsidiaries of dividends, loans or advances.
There are no restrictions in the Indentures against UScellular or its subsidiaries incurring secured or unsecured indebtedness or issuing secured or unsecured debt securities under the Indentures or other indentures.
The Indentures are subject to, and governed by, the Trust Indenture Act.

Designation of Terms of Securities

We will execute a company order and/or a supplemental indenture relating to a particular series of debt securities if and when we issue any debt securities.
We will describe the particular terms of each series of debt securities in a Prospectus Supplement relating to that series.
We can issue these debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.
We will set forth in a Prospectus Supplement relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:
•the title and designation of such debt securities and series;
•any limitations on the aggregate principal amount of the debt securities of any series;
•whether the debt securities are to represent senior or subordinated indebtedness and, if subordinated debt securities, the specific subordination provisions applicable thereto;
•in the case of subordinated debt securities, the relative degree, if any, to which such subordinated debt securities of the series will be senior to or be subordinated to other series of subordinated debt securities or other indebtedness UScellular in right of payment, whether such other series of subordinated debt securities or other indebtedness is outstanding or not;
•the stated maturity or maturities of such series;
•the date or dates from which interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record date for the determination of holders to whom interest is payable on any such interest payment date;

•the interest rate or rates, which may be fixed or variable, or method of calculation of such rate or rates, for such series;
•the terms, if any, regarding the redemption, purchase or repayment of such series;
•whether or not the debt securities of such series will be issued in whole or in part in the form of a global security and, if so, the depository for such global security and the related procedures with respect to transfer and exchange of such global security;
•the form of the debt securities of such series;
•the maximum annual interest rate, if any, of the debt securities permitted for such series;
•whether the debt securities of such series shall be subject to periodic offering;
•the currency or currencies, including composite currencies, in which payment of the principal of (and premium, if any) and interest on the debt securities of such series will be payable, if other than dollars;
•any other information necessary to complete the debt securities of such series;
•the establishment of any office or agency at which the principal of and interest, if any, on debt securities of that series will be payable;
•if other than denominations of $1,000 or any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•the obligations or instruments, if any, which may be eligible for use in defeasance of any debt securities in respect of the debt securities of a series denominated in a currency other than dollars or in a composite currency;
•whether or not the debt securities of such series will be issued as original issue discount securities and the terms thereof, including the portion of the principal amount thereof which will be payable upon declaration of acceleration of the maturity;
•whether the principal of and premium, if any, or interest, if any, on such debt securities is payable, at the election of UScellular or the holder thereof, in coin or currency, including composite currencies, other than that in which the debt securities are stated to be payable;
•whether the amount of payment of principal of and premium, if any, or interest, if any, on such debt securities may be determined with reference to an index, formula or other method, or based on a coin or currency other than that in which the debt securities are stated to be payable;
•any addition to, or modification or deletion of, any covenants or terms to the applicable Indenture, including events of default with respect to the debt securities of the series;
•the terms and conditions, if any, pursuant to which the debt securities of the series are secured;
•whether the debt securities of the series will be exchangeable into other securities and, if so, the terms and conditions upon which such securities will be exchangeable; and
•any other terms of such series not inconsistent with the applicable Indenture.
We may issue debt securities at a discount below their stated principal amount and provide for less than the entire principal amount of the debt securities to be payable upon declaration of acceleration of maturity. In that event, we will describe any material federal income tax considerations and other material considerations in the applicable Prospectus Supplement.

Form, Exchange, Registration and Transfer

Debt securities in definitive form will be issued as registered securities without coupons in denominations of $1,000, unless otherwise specified in an accompanying Prospectus Supplement, and will be authenticated by the Trustee.
You may present debt securities for registration of transfer, with the form of transfer endorsed thereon duly executed, or exchange, at the office of the security registrar, without service charge and upon payment of any taxes and other governmental charges.
Such transfer or exchange will be effected upon UScellular or the security registrar being satisfied with the documents of title and identity of the person making the request.
It is expected that the security register will be maintained by the Trustee at its offices in New York, New York.
We may change the securities registrar and the place for registration of transfer and exchange of the debt securities and may designate one or more additional places for such registration and exchange.
We will not be required to:
•issue, register the transfer of or exchange any debt security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding debt securities and ending at the close of business on the day of such mailing, or
•register the transfer of or exchange any debt securities or portions thereof called for redemption in whole or in part.

Payment and Paying Agents

You will receive payment of principal of and premium, if any, on any debt security only against surrender by you to the paying agent of such debt security.
Principal of and any premium and interest on any debt security will be payable at the office of such paying agent or paying agents as we may designate from time to time.
It is expected that the Trustee will act as paying agent with respect to debt securities. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.
All moneys paid by us to a paying agent for the payment of the principal of and premium, if any, or interest, if any, on any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest will have become due and payable, subject to applicable law, will be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Book-Entry Debt Securities

Except under the circumstances described below, the debt securities may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository as we may designate and registered in the name of a nominee of such depository.
It is expected that The Depository Trust Company will be the designated depository. Information about the designated depository will be set forth in the Prospectus Supplement.
Book-entry debt securities represented by a global security will not be exchangeable for certificated notes and, except as set forth below or in the Prospectus Supplement, will not otherwise be issuable as certificated notes. Except as set forth below or in the Prospectus Supplement, owners of beneficial interests in a global security will not be entitled to have any of the individual book-entry debt securities represented by a global security registered in their names, will not receive or be entitled to receive physical delivery of any such book-entry security and will not be considered the owners thereof under the applicable Indenture, including, without limitation, for purposes of consenting to any amendment thereof or supplement thereto.
So long as the depository, or its nominee, is the registered owner of a global security, such depository or such nominee, as the case may be, will be considered the sole owner of the individual book-entry debt securities represented by such global security for all purposes under the applicable Indenture.
None of UScellular, the Trustee nor any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the depository’s records relating to or payments made on account of beneficial interests in such global security or for maintaining, supervising or reviewing any records relating to such beneficial interests.
Payments of principal of and premium, if any, and any interest on individual book-entry debt securities represented by a global security will be made to the depository or its nominee, as the case may be, as the owner of such global security.

If the designated depository is at any time unwilling or unable to continue as depository and a successor depository is not appointed, we will issue individual certificated notes in exchange for the global note representing the corresponding book-entry debt securities.
In addition, we may at any time and in our sole discretion determine not to have any debt securities represented by the global security and, in such event, will issue individual certificated notes in exchange for the global security representing the corresponding book-entry debt securities. In any such instance, an owner of a book-entry security represented by a global security will be entitled to physical delivery of individual certificated notes equal in principal amount to such book-entry security and to have such certificated notes registered in his or her name.

Modification of the Indentures

With the Consent of Securityholders. The Indentures contain provisions permitting UScellular and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of debt securities of each series that are affected by the modification, to modify such Indenture or any supplemental indenture affecting that series or the rights of the holders of that series of debt securities. However, no such modification, without the consent of the holder of each outstanding security affected thereby, may:
•extend the fixed maturity of any debt securities of any series;
•reduce the principal amount of any debt securities of any series;
•reduce the rate or extend the time of payment of interest on any debt securities of any series;
•reduce any premium payable upon the redemption of any debt securities of any series;
•reduce the amount of the principal of a discount security that would be due and payable upon a declaration of acceleration of the maturity of any debt securities of any series;
•reduce the percentage of holders of aggregate principal amount of debt securities which are required to consent to any such supplemental indenture; or
•reduce the percentage of holders of aggregate principal amount of debt securities which are required to waive any default and its consequences.
Without the Consent of Securityholders. In addition, UScellular and the Trustee may execute, without the consent of any holder of debt securities, any supplement to an Indenture for certain other usual purposes, including:
•to evidence the succession of another person to UScellular or a successor to UScellular, and the assumption by any such successor of the covenants of UScellular contained in such Indenture or otherwise established with respect to the debt securities;
•to add to the covenants of UScellular further covenants, restrictions, conditions or provisions for the protection of the holders of the debt securities of all or any series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in such Indenture;
•to cure any ambiguity or to correct or supplement any provision contained in such Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in such Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under such Indenture as are not inconsistent with the provisions of such Indenture and will not adversely affect the rights of the holders of the Securities of any series which are outstanding in any material respect;
•to change or eliminate any of the provisions of such Indenture or to add any new provision to such Indenture, except that such change, elimination or addition will become effective only as to debt securities issued pursuant to or subsequent to such supplemental indenture unless such change, elimination or addition does not adversely affect the rights of any securityholder of outstanding debt securities in any material respect;
•to establish the form or terms of debt securities of any series as permitted by such Indenture;
•to add any additional Events of Default with respect to all or any series of outstanding debt securities;
•to add guarantees with respect to debt securities or to release a guarantor from guarantees in accordance with the terms of the applicable series of debt securities;
•to secure a series of debt securities by conveying, assigning, pledging or mortgaging property or assets to the Trustee as collateral security for such series of debt securities;
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to provide for the authentication and delivery of bearer debt securities and coupons representing interest, if any, on such debt securities, and for the procedures for the registration, exchange and replacement of such debt securities, and for the giving of notice to, and the solicitation of the vote or consent of, the holders of such debt securities, and for any other matters incidental thereto;
•to evidence and provide for the acceptance of appointment by a separate or successor Trustee with respect to the debt securities and to add to or change any of the provisions of such Indenture as may be necessary to provide for or facilitate the administration of the trusts by more than one Trustee;
•to change any place or places where
•the principal of and premium, if any, and interest, if any, on all or any series of debt securities will be payable,
•all or any series of debt securities may be surrendered for registration of transfer,
•all or any series of debt securities may be surrendered for exchange, and
•notices and demands to or upon UScellular in respect of all or any series of debt securities and such Indenture may be served, which must be located in New York, New York or be the principal office of UScellular;
•to provide for the payment by UScellular of additional amounts in respect of certain taxes imposed on certain holders and for the treatment of such additional amounts as interest and for all matters incidental thereto;
•to provide for the issuance of debt securities denominated in a currency other than dollars or in a composite currency and for all matters incidental thereto; or
•to comply with any requirements of the SEC or the Trust Indenture Act.

Covenants

Except as may be set forth in a Prospectus Supplement relating to a series of debt securities, the Indentures do not include any covenants restricting or providing any additional rights to holders of debt securities in the event of a merger or similar transaction involving UScellular or the granting of security interests or a sale and leaseback transaction by UScellular.

Events of Default

The Indentures provide that any one or more of the following described events, which has occurred and is continuing, constitutes an “Event of Default” with respect to each series of debt securities issued pursuant to such Indenture:
•failure for 30 days to pay interest on debt securities of that series when due and payable; or
•failure for three business days to pay principal or premium, if any, on debt securities of that series when due and payable whether at maturity, upon redemption, pursuant to any sinking fund obligation, by declaration or otherwise; or
•failure by UScellular to observe or perform any other covenant (other than those specifically relating to another series) contained in such Indenture for 90 days after written notice to UScellular from the Trustee or the holders of at least 33% in principal amount of the outstanding debt securities of that series; or
•certain events involving bankruptcy, insolvency or reorganization of UScellular; or
•any other event of default provided for in a series of debt securities.
Except as may otherwise be set forth in a Prospectus Supplement, the Trustee or the holders of not less than 33% in aggregate outstanding principal amount of any particular series of debt securities may declare the principal due and payable immediately upon an Event of Default with respect to such series. Holders of a majority in aggregate outstanding principal amount of such series may annul any such declaration and waive the default with respect to such series if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee.
The holders of a majority in aggregate outstanding principal amount of any series of debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee for that series.
Subject to the provisions of the applicable Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the holders of the debt securities, unless such holders will have offered to the Trustee indemnity satisfactory to it.
The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may, on behalf of the holders of all debt securities of such series, waive any past default, except as discussed in the following paragraph.

The holders of a majority in aggregate outstanding principal amount of any series of debt securities affected thereby may not waive a default in the payment of principal, premium, if any, or interest when due otherwise than by
•acceleration, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Trustee; or
•a call for redemption or any series of debt securities.
We are required to file annually with the Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants under the Indentures.

Consolidation, Merger and Sale

The Indentures do not contain any covenant that restricts our ability to merge or consolidate with or into any other corporation, sell or convey all or substantially all of our assets to any person, firm or corporation or otherwise engage in restructuring transactions.
The successor corporation must assume due and punctual payment of principal or premium, if any, and interest on the debt securities.

Defeasance

Debt securities of any series may be defeased in accordance with their terms and, unless the supplemental indenture or company order establishing the terms of such series otherwise provides, as set forth below.
We at any time may terminate as to a series our obligations with respect to the debt securities of that series under any restrictive covenant which may be applicable to that particular series, commonly known as “covenant defeasance.” All of our other obligations would continue to be applicable to such series.
We at any time may also terminate as to a series substantially all of our obligations with respect to the debt securities of such series and the applicable Indenture, commonly known as “legal defeasance.” However, in legal defeasance, certain of our obligations would not be terminated, including our obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a security, to replace destroyed, lost or stolen debt securities and to maintain agencies in respect of the debt securities.
We may exercise our legal defeasance option notwithstanding our prior exercise of any covenant defeasance option.
If we exercise a defeasance option, the particular series will not be accelerated because of an event that, prior to such defeasance, would have constituted an Event of Default.
To exercise either of our defeasance options as to a series, we must irrevocably deposit in trust with the Trustee or any paying agent money, certain eligible obligations as specified in the applicable Indenture, or a combination thereof, in an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the debt securities of such series that are outstanding.
Such defeasance or discharge may occur only if, among other things, we have delivered to the Trustee an opinion of counsel stating that:
•the holders of such debt securities will not recognize gain, loss or income for federal income tax purposes as a result of the satisfaction and discharge of the applicable Indenture with respect to such series, and
•that such holders will realize gain, loss or income on such debt securities, including payments of interest thereon, in the same amounts and in the same manner and at the same time as would have been the case if such satisfaction and discharge had not occurred.
The amount of money and eligible obligations on deposit with the Trustee may not be sufficient to pay amounts due on the debt securities of that series at the time of an acceleration resulting from an Event of Default if:
•we exercise our option to effect a covenant defeasance with respect to the debt securities of any series, and
•the debt securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default that results from an event, act or condition which does not arise from any covenant that has been defeased.
In such event, we would remain liable for such payments.

Governing Law

The Senior Indenture and the senior debt securities issued thereunder will be governed by the laws of the State of Illinois.
The Subordinated Indenture and the subordinated debt securities issued thereunder will be governed by the laws of the State of New York.

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), the trustee under the Indentures, is an affiliate of The Bank of New York Mellon Corporation, which is one of a number of financial services organizations with which TDS, UScellular and their subsidiaries maintain ordinary banking and other financial relationships including, in certain cases, credit facilities. In connection therewith, we utilize or may utilize some of the banking and other services offered by The Bank of New York Mellon Corporation or its affiliates, including The Bank of New York Mellon Trust Company, N.A., in the normal course of business, including securities custody services.
The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company) is Trustee with respect to UScellular’s 6.250% Senior Notes due 2069, 5.500% Senior Notes due March 2070 and 5.500% Senior Notes due June 2070 that were issued under the Senior Indenture.

DESCRIPTION OF PREFERRED STOCK

We may offer shares of any series of preferred stock that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of UScellular. Under our Restated Certificate of Incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors, or a duly authorized committee thereof, providing for the issuance of such class or series as may be permitted by the Delaware General Corporation Law, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
The particular terms of any series of preferred stock will be contained in a Prospectus Supplement. The Prospectus Supplement will describe the following terms of the preferred stock:

•the designation of the shares and the number of shares that constitute the series;
•the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;
•whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;
•the dividend periods (or the method of calculating the dividend periods);
•the voting rights of the preferred stock, if any;
•the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;
•whether or not the shares of the series are or will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion or exchange price or the manner of determining it;
•whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;
•whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;
•a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and
•the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.
The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the certificate of designations relating to a series of preferred stock and our Restated Certificate of Incorporation which will be or have been filed with the SEC.

DESCRIPTION OF DEPOSITARY SHARES
Each “depositary share” will represent a fraction of a share of a particular series of preferred stock. If so, we will issue "depositary receipts" for these depositary shares. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a depositary. If we issue depositary shares pursuant to these projections in the future, the applicable Prospectus Supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate. To the extent that any particular terms of the depositary shares, deposit agreements and depositary receipts described in a Prospectus Supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that Prospectus Supplement. We encourage you to read the applicable deposit agreement and depositary receipts for additional information before you decide whether to purchase any of our depositary shares.
In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable Prospectus Supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of our preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest in the share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, subscription and liquidation rights). To the extent appropriate, the applicable Prospectus Supplement will describe the specific terms of the depositary shares offered thereby.
The description in the Prospectus Supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares and the certificate of designation for the applicable series of preferred stock which will be filed with the SEC.

PLAN OF DISTRIBUTION
We may sell securities being offered hereby:
•directly to purchasers,
•through agents,
•through underwriters,
•through dealers,
•through a combination of these methods, and
•through any other method pursuant to applicable law.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Directly to Purchasers

Offers to purchase securities may be solicited directly by UScellular and sales thereof may be made by UScellular directly to institutional investors or others. The terms of any such sales will be described in the Prospectus Supplement relating thereto. Any purchasers of such securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities.

Agents

Offers to purchase securities may be solicited by agents designated by UScellular from time to time. Any such agent involved in the offer or sale of the securities in respect of which this Prospectus is delivered will be named, and any commissions payable by UScellular to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

Underwriters

If underwriters are utilized in the sale, UScellular will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the securities in respect of which this Prospectus is delivered to the public. Any underwriters will acquire securities for their own account and may resell such securities from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters, or directly by the managing underwriters. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the securities offered thereby. If any underwriters are utilized in the sale of the securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all such securities, if any are purchased.

Dealers

If a dealer is utilized in the sale of the securities in respect of which this Prospectus is delivered, UScellular will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating to those offers and sales. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

Delayed Delivery Contracts

If so indicated in the Prospectus Supplement, UScellular will authorize agents and underwriters to solicit offers by certain institutions to purchase securities from UScellular at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the Prospectus Supplement.
Each delayed delivery contract will be for an amount not less than, and unless UScellular otherwise agrees the aggregate principal amount of securities sold pursuant to delayed delivery contracts shall be not less nor more than, the respective amounts stated in the Prospectus Supplement. Institutions with whom delayed delivery contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to the approval of UScellular.
Delayed delivery contracts will not be subject to any conditions except that the purchase by an institution of the securities covered by its contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject.
A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of securities pursuant to delayed delivery contracts accepted by UScellular.

Remarketing

Securities may also be offered and sold, if so indicated in the related Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment in connection with their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or any selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the related Prospectus Supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by them.

General Information

Each series of securities will be a new issue and may have no established trading market. Unless otherwise specified in a related Prospectus Supplement, we will not be obligated to take any action to list any series of securities on an exchange or to otherwise facilitate a trading market for such securities. We cannot assure you that there will be any liquidity in the trading market for any of the securities. Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us, our subsidiaries and/or any selling shareholders in the ordinary course of their businesses. The place, time of delivery and other terms of the sale of the offered securities will be described in the applicable Prospectus Supplement. In order to comply with the securities laws of some states, if applicable, the securities offered hereby will be sold in those jurisdictions only through registered or licensed brokers or dealers.

In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Agents, underwriters and dealers may be entitled under agreements entered into with UScellular to indemnification by UScellular against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect thereof. In addition, directors, officers and controlling persons of UScellular are entitled under the UScellular charter and bylaws and Delaware law to indemnification for civil liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

UScellular is controlled by TDS. The validity of the securities offered hereby will be passed upon for UScellular by the law firm of Sidley Austin LLP, Chicago, Illinois. Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS, the non-executive chairman of the board and member of the board of directors of TDS and a director of UScellular is Senior Counsel at Sidley Austin LLP; John P. Kelsh, the former General Cousel of UScellular and the General Counsel and/or an Assistant Secretary of TDS and certain other subsidiaries of TDS is a partner at Sidley Austin LLP. Walter C.D. Carlson does not perform any legal services for TDS, UScellular or their subsidiaries.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Such materials also may be accessed electronically by means of the SEC’s web site at www.sec.gov or on UScellular’s website at www.uscellular.com. Information contained on or accessible through our website is not incorporated by reference in and does not form a part of this Prospectus.
You also may obtain information about us from the New York Stock Exchange. Our Common Shares are listed for trading on the New York Stock Exchange under the symbol “USM.” In addition, our 6.250% Senior Notes due 2069 are listed on the New York Stock Exchange under the symbol "UZD," our 5.500% Senior Notes due March 2070 are listed on the New York Stock Exchange under the symbol "UZE" and our 5.500% Senior Notes due June 2070 are listed on the New York Stock Exchange under the symbol "UZF." The offices of the New York Stock Exchange, Inc. are located at 11 Wall Street, New York, New York, 10005.
The SEC allows us to “incorporate by reference” information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.
This Prospectus incorporates by reference the documents set forth below that have been filed previously with the SEC. These documents contain important information about our business and finances.
1.UScellular’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 16, 2024, including the information specifically incorporated by reference from UScellular's definitive Proxy Statement for the 2024 Annual Meeting of Shareholders filed on April 9, 2024.
2.UScellular's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 3, 2024.
3.Current Reports on Form 8-K filed with the SEC on March 18, 2024, May 23, 2024, May 28, 2024 and May 28, 2024.
4.All other reports filed by UScellular pursuant to Section 13(a) and 15(d) of the Exchange Act since December 31, 2023; provided that any information in any Form 8-K that is not deemed to be “filed” pursuant to Item 2.02 or 7.01 of Form 8-K shall not be incorporated by reference herein.
This Prospectus also incorporates by reference additional documents that may be filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and between the date of this Prospectus and the date our offering is completed or terminated (other than information in such filings that was “furnished” under applicable SEC rules, rather than “filed”).
You may obtain copies of such documents which are incorporated by reference in this Prospectus (other than exhibits thereto that are not specifically incorporated by reference herein), without charge, upon written or oral request to Investor Relations, Telephone and Data Systems, Inc., 30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602, telephone (312) 630-1900. In order to ensure delivery of documents, any request therefor should be made not later than five business days prior to making an investment decision.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution
An estimate of the various expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15.    Indemnification of Directors and Officers
The Registrant’s Restated Certificate of Incorporation contains a provision providing that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director’s or officer’s duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.
The Restated Certificate of Incorporation also provides that the Registrant shall indemnify directors and officers of the Registrant, its consolidated subsidiaries and certain other related entities generally in the same manner and to the extent permitted by the Delaware General Corporation Law.
Under the Delaware General Corporation Law, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a “derivative action”), and against expenses (including attorney’s fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.
Delaware law also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys’ fees) actually and reasonably incurred by such party in connection therewith.
Expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.
The Delaware General Corporation Law provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

The Registrant has directors’ and officers’ liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Registrant, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.     Exhibits

Exhibit No.	Description of Document
1.1	Form of Underwriting Agreement (1)
1.2	Form of Selling Agency Agreement (1)
4.1*
Senior Indenture between UScellular and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as successor to BNY Midwest Trust Company, dated as of June 1, 2002, is hereby incorporated by reference from Exhibit 4.1 to UScellular’s Registration on Form S-3 (Registration No. 333-188971), filed on May 31, 2013

4.2*
Subordinated Indenture between UScellular and The Bank of New York Mellon Trust Company, N.A., dated as of September 16, 2013, is hereby incorporated by reference from Exhibit 4.1 to UScellular’s Current Report on Form 8-K filed on September 20, 2013

4.3	Form of Senior Debt Security (1)
4.4	Form of Subordinated Debt Security (1)
4.5	Form of Certificate of Designations for preferred stock (1)
4.6	Form of Deposit Agreement (1)
4.7	Other instruments defining the rights of security-holders (1)
5*	Opinion of Sidley Austin LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2*	Consent of Sidley Austin LLP (included in Exhibit 5 above)
24*	Powers of Attorney for certain officers and directors (included on signature page of initial filing)
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., relating to the Senior Debt Indenture dated as of June 1, 2002
25.2*
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., relating to the Subordinated Debt Indenture, dated as of September 16, 2013

107*	Filing Fee Table
___________________________
(1)    To be filed by post-effective amendment or under cover of Forms 8-K, 10-K or 10-Q prior to the offer or sale of any securities hereunder, if applicable.
* Previously Filed.

Item 17. Undertakings

(a)    The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)     Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)     Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(d)    The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of such Act.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 16, 2024.

UNITED STATES CELLULAR CORPORATION

By	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on July 16, 2024.

	Signature	Title

	/s/ LeRoy T. Carlson, Jr.	Chairman and Director
LeRoy T. Carlson, Jr.

	*	President and Chief Executive Officer (principal executive officer) and Director
Laurent C. Therivel

	*	Director
James W. Butman

	*	Director
Walter C. D. Carlson

	*	Director and Executive Vice President, Chief Financial Officer and Treasurer (principal financial officer)
Douglas W. Chambers

	*	Director
Deirdre C. Drake

	*	Director
Harry J. Harczak, Jr.

	*	Director
Esteban C. Iriarte

	*	Director
Michael S. Irizarry

	*	Director
Gregory P. Josefowicz

	*	Director
Cecelia D. Stewart

	*	Director
Vicki L. Villacrez

	*	Director
Xavier D. Williams

	*	Chief Accounting Officer (principal accounting officer)
Anita J. Kroll

*By:	/s/ LeRoy T. Carlson, Jr.
LeRoy T. Carlson, Jr.
Attorney-in-fact